EXHIBIT 1.2
EXECUTION VERSION
UnitedHealth Group Incorporated
Debt Securities

Pricing Agreement
July 23, 2024
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

PNC Capital Markets LLC
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

U.S. Bancorp Investments, Inc.
214 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202

As Representatives of the several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated July 23, 2024 (the “Agreement”), between the Company, on the one hand, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
At or prior to 5:20 p.m. (Eastern Time) on July 23, 2024 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated July 23, 2024 (including the Base Prospectus dated March 3, 2023) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.
Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.
[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

PNC CAPITAL MARKETS LLC
By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

RBC CAPITAL MARKETS, LLC
By:	/s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

U.S. BANCORP INVESTMENTS, INC.
By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Floating Rate 2026 Notes	Principal Amount of 2026 Notes	Principal Amount of 2030 Notes	Principal Amount of 2032 Notes	Principal Amount of 2034 Notes	Principal Amount of 2044 Notes	Principal Amount of 2054 Notes	Principal Amount of 2064 Notes
Wells Fargo Securities, LLC	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
Citigroup Global Markets Inc.	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
J.P. Morgan Securities LLC	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
PNC Capital Markets LLC	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
RBC Capital Markets, LLC	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
U.S. Bancorp Investments, Inc.	$31,500,000	$40,950,000	$78,750,000	$94,500,000	$126,000,000	$94,500,000	$173,250,000	$116,550,000
Barclays Capital Inc.	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
BNP Paribas Securities Corp	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
BofA Securities, Inc.	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
Deutsche Bank Securities Inc.	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
Goldman Sachs & Co. LLC	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
Mizuho Securities USA LLC	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
Morgan Stanley & Co. LLC	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
TD Securities (USA) LLC	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
Truist Securities, Inc.	$27,000,000	$35,100,000	$67,500,000	$81,000,000	$108,000,000	$81,000,000	$148,500,000	$99,900,000
BNY Mellon Capital Markets, LLC	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
KeyBanc Capital Markets Inc.	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
Santander US Capital Markets LLC	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
Scotia Capital (USA) Inc.	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
SG Americas Securities, LLC	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
SMBC Nikko Securities America, Inc.	$9,000,000	$11,700,000	$22,500,000	$27,000,000	$36,000,000	$27,000,000	$49,500,000	$33,300,000
Bancroft Capital, LLC	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
Drexel Hamilton, LLC	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
Fifth Third Securities, Inc.	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
Huntington Securities, Inc.	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
Loop Capital Markets LLC	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
Regions Securities LLC	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000
R. Seelaus & Co., LLC.	$2,000,000	$2,600,000	$5,000,000	$6,000,000	$8,000,000	$6,000,000	$11,000,000	$7,400,000

Total	$500,000,000	$650,000,000	$1,250,000,000	$1,500,000,000	$2,000,000,000	$1,500,000,000	$2,750,000,000	$1,850,000,000

SCHEDULE II
Title of Designated Securities:
Floating Rate Notes Due July 15, 2026 (the “Floating Rate 2026 Notes”)
4.750% Notes Due July 15, 2026 (the “2026 Notes”)
4.800% Notes Due January 15, 2030 (the “2030 Notes”)
4.950% Notes Due January 15, 2032 (the “2032 Notes”)
5.150% Notes Due July 15, 2034 (the “2034 Notes”)
5.500% Notes Due July 15, 2044 (the “2044 Notes”)
5.625% Notes Due July 15, 2054 (the “2054 Notes”)
5.750% Notes Due July 15, 2064 (the “2064 Notes”)

Aggregate principal amount:
$500,000,000 for the Floating Rate 2026 Notes
$650,000,000 for the 2026 Notes
$1,250,000,000 for the 2030 Notes
$1,500,000,000 for the 2032 Notes
$2,000,000,000 for the 2034 Notes
$1,500,000,000 for the 2044 Notes
$2,750,000,000 for the 2054 Notes
$1,850,000,000 for the 2064 Notes

Price to Public:

Floating Rate 2026 Notes:	100% of the principal amount of the Floating Rate 2026 Notes, plus accrued interest, if any, from July 25, 2024.
2026 Notes:	99.832% of the principal amount of the 2026 Notes, plus accrued interest, if any, from July 25, 2024.

2030 Notes:	99.940% of the principal amount of the 2030 Notes, plus accrued interest, if any, from July 25, 2024.
2032 Notes:	99.773% of the principal amount of the 2032 Notes, plus accrued interest, if any, from July 25, 2024.
2034 Notes:	99.994% of the principal amount of the 2034 Notes, plus accrued interest, if any, from July 25, 2024.
2044 Notes:	99.081% of the principal amount of the 2044 Notes, plus accrued interest, if any, from July 25, 2024.
2054 Notes:	99.801% of the principal amount of the 2054 Notes, plus accrued interest, if any, from July 25, 2024.
2064 Notes:	99.397% of the principal amount of the 2064 Notes, plus accrued interest, if any, from July 25, 2024.
Purchase Price by Underwriters:

Floating Rate 2026 Notes:	99.850% of the principal amount of the Floating Rate 2026 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2026 Notes:	99.682% of the principal amount of the 2026 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2030 Notes:	99.590% of the principal amount of the 2030 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2032 Notes:	99.373% of the principal amount of the 2032 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2034 Notes:	99.544% of the principal amount of the 2034 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2044 Notes:	98.431% of the principal amount of the 2044 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.

2054 Notes:	99.051% of the principal amount of the 2054 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
2064 Notes:	98.597% of the principal amount of the 2064 Notes, plus accrued interest, if any, from July 25, 2024, if settlement occurs after that date.
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Specified funds for payment of purchase price:
Federal (same-day) funds.
Time of Delivery:
9:00 a.m. (New York City time), July 23, 2024.
Indenture:
Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.
Maturity:

Floating Rate 2026 Notes:	July 15, 2026.
2026 Notes:	July 15, 2026.
2030 Notes:	January 15, 2030.
2032 Notes:	January 15, 2032.
2034 Notes:	July 15, 2034.
2044 Notes:	July 15, 2044.
2054 Notes:	July 15, 2054.
2064 Notes:	July 15, 2064.

Interest Rate:

Floating Rate 2026 Notes:	Compounded SOFR plus 0.500%.
2026 Notes:	4.750%.
2030 Notes:	4.800%.
2032 Notes:	4.950%.
2034 Notes:	5.150%.
2044 Notes:	5.500%.
2054 Notes:	5.625%.
2064 Notes:	5.750%.
Interest Payment Dates:

Floating Rate 2026 Notes:	January 15, April 15, July 15 and October 15, commencing October 15, 2024.
2026 Notes:	January 15 and July 15, commencing January 15, 2025.
2030 Notes:	January 15 and July 15, commencing January 15, 2025.
2032 Notes:	January 15 and July 15, commencing January 15, 2025.
2034 Notes:	January 15 and July 15, commencing January 15, 2025.
2044 Notes:	January 15 and July 15, commencing January 15, 2025.
2054 Notes:	January 15 and July 15, commencing January 15, 2025.
2064 Notes:	January 15 and July 15, commencing January 15, 2025.
Optional Redemption:
The 2026 Notes, the 2030 Notes, the 2032 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.” The Floating Rate 2026 Notes will not be redeemable prior to maturity.

Change of Control:
Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.
Sinking Fund Provisions:
No sinking fund provisions.
Defeasance Provisions:
Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities, except that the requirement to deliver an opinion of counsel to the trustee stating that after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law, will not be applicable to the Designated Securities.
Closing Date, Time and Location:
July 25, 2024, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
Names and Addresses of Representatives:
As to the Floating Rate 2026 Notes, the 2026 Notes, the 2030 Notes, the 2032 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes (and designated to act on behalf of the other Underwriters or other Representatives):
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction management
Facsimile: (704) 410-0326

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Facsimile: (646) 291-1469

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222
Attention: Debt Capital Markets, Fixed Income Transaction Execution
Facsimile: (412) 762-2760

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: DCM Transaction Management/Scott Primrose
Email: Scott.Primrose@rbccm.com
Telephone: (212) 618-7706

U.S. Bancorp Investments, Inc.
214 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Debt Capital Markets
Facsimile: (877) 558-2607

SCHEDULE III
List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:
•Final term sheet, dated July 23, 2024 relating to the Floating Rate 2026 Notes, the 2026 Notes, the 2030 Notes, the 2032 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-270279
July 23, 2024
UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET
Dated July 23, 2024

$500,000,000 FLOATING RATE NOTES DUE JULY 15, 2026
$650,000,000 4.750% NOTES DUE JULY 15, 2026
$1,250,000,000 4.800% NOTES DUE JANUARY 15, 2030
$1,500,000,000 4.950% NOTES DUE JANUARY 15, 2032
$2,000,000,000 5.150% NOTES DUE JULY 15, 2034
$1,500,000,000 5.500% NOTES DUE JULY 15, 2044
$2,750,000,000 5.625% NOTES DUE JULY 15, 2054
$1,850,000,000 5.750% NOTES DUE JULY 15, 2064

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-270279)

Trade Date:	July 23, 2024

Settlement Date (T+2)**:	July 25, 2024

Maturity Date:	July 15, 2026 (the “Floating Rate 2026 Notes”)
July 15, 2026 (the “2026 Notes”)
January 15, 2030 (the “2030 Notes”)
January 15, 2032 (the “2032 Notes”)
July 15, 2034 (the “2034 Notes”)
July 15, 2044 (the “2044 Notes”)
July 15, 2054 (the “2054 Notes”)
July 15, 2064 (the “2064 Notes”)

Principal Amount Offered:	$500,000,000 (Floating Rate 2026 Notes)
$650,000,000 (2026 Notes)
$1,250,000,000 (2030 Notes)
$1,500,000,000 (2032 Notes)
$2,000,000,000 (2034 Notes)
$1,500,000,000 (2044 Notes)
$2,750,000,000 (2054 Notes)

$1,850,000,000 (2064 Notes)

Price to Public (Issue Price):	100% of the Principal Amount (Floating Rate 2026 Notes)
99.832% of the Principal Amount (2026 Notes)
99.940% of the Principal Amount (2030 Notes)
99.773% of the Principal Amount (2032 Notes)
99.994% of the Principal Amount (2034 Notes)
99.081% of the Principal Amount (2044 Notes)
99.801% of the Principal Amount (2054 Notes)
99.397% of the Principal Amount (2064 Notes)

Net Proceeds (After Underwriting Discount, Before Expenses) to Issuer:	$499,250,000 (99.850% of the Principal Amount) (Floating Rate 2026 Notes)
$647,933,000 (99.682% of the Principal Amount) (2026 Notes)
$1,244,875,000 (99.590% of the Principal Amount) (2030 Notes)
$1,490,595,000 (99.373% of the Principal Amount) (2032 Notes)
$1,990,880,000 (99.544% of the Principal Amount) (2034 Notes)
$1,476,465,000 (98.431% of the Principal Amount) (2044 Notes)
$2,723,902,500 (99.051% of the Principal Amount) (2054 Notes)
$1,824,044,500 (98.597% of the Principal Amount) (2064 Notes)

Interest Rate:	Compounded SOFR plus 0.500% (Floating Rate 2026 Notes)
4.750% (2026 Notes)
4.800% (2030 Notes)
4.950% (2032 Notes)
5.150% (2034 Notes)
5.500% (2044 Notes)
5.625% (2054 Notes)
5.750% (2064 Notes)

Interest Payment Dates:	January 15, April 15, July 15 and October 15, commencing October 15, 2024 (Floating Rate 2026 Notes)
January 15 and July 15, commencing January 15, 2025 (2026 Notes)
January 15 and July 15, commencing January 15, 2025 (2030 Notes)
January 15 and July 15, commencing January 15, 2025 (2032 Notes)
January 15 and July 15, commencing January 15, 2025 (2034 Notes)
January 15 and July 15, commencing January 15, 2025 (2044 Notes)
January 15 and July 15, commencing January 15, 2025 (2054 Notes)
January 15 and July 15, commencing January 15, 2025 (2064 Notes)

Regular Record Dates:	The 15th calendar day (whether or not a business day) immediately preceding the applicable interest payment date (Floating Rate 2026 Notes)
January 1 and July 1 (2026 Notes)
January 1 and July 1 (2030 Notes)
January 1 and July 1 (2032 Notes)
January 1 and July 1 (2034 Notes)
January 1 and July 1 (2044 Notes)
January 1 and July 1 (2054 Notes)
January 1 and July 1 (2064 Notes)

Benchmark Treasury:	N/A (Floating Rate 2026 Notes)
T 4.625% due June 30, 2026 (2026 Notes)
T 4.250% due June 30, 2029 (2030 Notes)
T 4.250% due June 30, 2031 (2032 Notes)
T 4.375% due May 15, 2034 (2034 Notes)
T 4.625% due May 15, 2044 (2044 Notes)
T 4.250% due February 15, 2054 (2054 Notes)
T 4.250% due February 15, 2054 (2064 Notes)

Benchmark Treasury Price / Yield:	N/A (Floating Rate 2026 Notes)
100-07 ¾ / 4.491% (2026 Notes)
100-12 ¼ / 4.163% (2030 Notes)
100-12 / 4.187% (2032 Notes)
100-31+ / 4.251% (2034 Notes)
100-19+ / 4.577% (2044 Notes)
96-03+ / 4.489% (2054 Notes)
96-03+ / 4.489% (2064 Notes)

Spread to Benchmark Treasury:	N/A (Floating Rate 2026 Notes)
+ 35 basis points (2026 Notes)
+ 65 basis points (2030 Notes)
+ 80 basis points (2032 Notes)
+ 90 basis points (2034 Notes)
+ 100 basis points (2044 Notes)
+ 115 basis points (2054 Notes)
+ 130 basis points (2064 Notes)

Re-offer Yield:	N/A (Floating Rate 2026 Notes)
4.841% (2026 Notes)
4.813% (2030 Notes)
4.987% (2032 Notes)
5.151% (2034 Notes)
5.577% (2044 Notes)
5.639% (2054 Notes)
5.789% (2064 Notes)

Optional Redemption Provisions:	The Floating Rate 2026 Notes will not be redeemable prior to maturity.

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2026 Notes).

Prior to December 15, 2029 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points; par call on or after December 15, 2029 (2030 Notes).

Prior to November 15, 2031 (two months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after November 15, 2031 (2032 Notes).

Prior to April 15, 2034 (three months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after April 15, 2034 (2034 Notes).

Prior to January 15, 2044 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after January 15, 2044 (2044 Notes).

Prior to January 15, 2054 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S.

Treasury plus 20 basis points; par call on or after January 15, 2054 (2054 Notes).

Prior to January 15, 2064 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after January 15, 2064 (2064 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	Fixed Rate Notes: 30/360
Floating Rate 2026 Notes: Actual/360

CUSIP / ISIN:	91324P FE7 / US91324PFE79 (Floating Rate 2026 Notes)
91324P FF4 / US91324PFF45 (2026 Notes)
91324P FG2 / US91324PFG28 (2030 Notes)
91324P FH0 / US91324PFH01 (2032 Notes)
91324P FJ6 / US91324PFJ66 (2034 Notes)
91324P FK3 / US91324PFK30 (2044 Notes)
91324P FL1 / US91324PFL13 (2054 Notes)
91324P FM9 / US91324PFM95 (2064 Notes)

Joint Book-Running Managers:	Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.

Barclays Capital Inc.
BNP Paribas Securities Corp.
BofA Securities, Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC

Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
TD Securities (USA) LLC
Truist Securities, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC
KeyBanc Capital Markets Inc.
Santander US Capital Markets LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	Bancroft Capital, LLC
Drexel Hamilton, LLC
Fifth Third Securities, Inc.
Huntington Securities, Inc.
Loop Capital Markets LLC
Regions Securities LLC
R. Seelaus & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time
**	We expect that delivery of the Notes will be made against payment therefor on or about July 25, 2024, which will be the second business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
* * *
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751, Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, PNC Capital Markets LLC toll-free at (855) 881-0697, RBC Capital Markets, LLC toll-free at (866) 375-6829 or U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.